Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                            (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             SILICONIX INCORPORATED
                (Name of Registrant as Specified In Its Charter)

         ------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)Title of each class of securities to which transaction applies:
-------------------------------------------------------
  (2)Aggregate number of securities to which transaction applies:
-------------------------------------------------------
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------
  (4)Proposed maximum aggregate value of transaction:
-------------------------------------------------------
  (5)Total fee paid:
-------------------------------------------------------

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)Amount Previously Paid:  ______________________
  (2)Form, Schedule or Registration Statement No.:
  __________________________________________________
  (3)Filing Party:  ________________________________
  (4)Date Filed:  __________________________________

                                [Siliconix logo]

                              2201 Laurelwood Road
                          Santa Clara, California 95054


May 23, 2000


Dear Stockholder:

We are pleased to invite you to attend the 2000 Annual Meeting of Stockholders of Siliconix incorporated, which will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 15, 2000, at 4:00 p.m. California time.

The Annual Report for the year 1999 is enclosed. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed Proxy Statement explains the items of business to come formally before the meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the meeting.

Whether or not you plan to attend the meeting, please sign the proxy card and return it promptly in the enclosed envelope. It requires no stamp if mailed in the United States. You may revoke any proxy you give at any time before it is exercised at the meeting.


Sincerely yours,




KING OWYANG
President and Chief
Executive Officer

                             SILICONIX INCORPORATED

                              2201 Laurelwood Road

                          Santa Clara, California 95054


           Notice of Annual Meeting of Stockholders -- June 15, 2000


TO THE STOCKHOLDERS OF SILICONIX INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of Siliconix incorporated will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 15, 2000 at 4:00 p.m. California time, for the following purposes:

      1.    To elect six directors for the ensuing year;

      2. To ratify the appointment of Ernst & Young LLP as the Company's accountants for the fiscal year ending December 31, 2000; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors intends to nominate as directors those individuals listed in the attached Proxy Statement under the heading "Nominees." May 18, 2000 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.


BY ORDER OF THE BOARD OF DIRECTORS




DAVID M. ACHTERKIRCHEN
Secretary


Santa Clara, California
May 23, 2000



Please date, sign and return the enclosed proxy in the enclosed envelope. If you plan to attend in person, please indicate this by checking the space provided on the proxy.

                                 PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             SILICONIX INCORPORATED

                                  June 15, 2000

                                 ------------


                         SOLICITATION AND VOTING RIGHTS


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of your proxy for use at the Annual Meeting of Stockholders on Thursday, June 15, 2000, at 4:00 p.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being distributed to stockholders on approximately May 23, 2000. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

The Company, a corporation existing and organized under the laws of the State of Delaware, has one class of equity securities issued and outstanding, consisting of 29,879,040 shares of common stock, $0.01 par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those stockholders of record as of the record date, May 18, 2000, will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the purpose of transacting business at the meeting.

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each matter which may come before the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals to the stockholders, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice to the Secretary of the Company and the issuance of a subsequent proxy will revoke any prior proxy even though written notice of revocation is not given.

The "Company" and "Siliconix" refer to Siliconix incorporated, a Delaware corporation, or the predecessor California corporation of the same name.

                        PROPOSAL 1--ELECTION OF DIRECTORS


At the Annual Meeting of Stockholders to be held on Thursday, June 15, 2000, the Company will present a slate of six nominees for election to the Board of Directors. Except as hereinafter stated, management will vote the shares represented by the enclosed proxy for the six nominees to the Board of Directors named below, unless indication to the contrary is marked thereon. In the event of the death, disqualification, or refusal or inability of any of such nominees to serve, it is the intention of the persons named in the enclosed proxy to vote for the election of such other person or persons as the persons named in the enclosed proxy determine in their discretion. The Board of Directors has no reason to believe that such nominees will be unable or will decline to serve if elected. The election of each nominee requires a plurality of votes cast.


Nominees


The following sets forth the name, age and principal occupation of each nominee, his or her position with the Company and business experience during the past five years, and the year each was first elected a director of the Company.


  Nominee         Age         Business Experience During Past Five Years
  -------         ---         ------------------------------------------

King Owyang       54          President and Chief Executive Officer of the
                              Company (since 1998); Executive Vice President,
                              Technology and Silicon Operations (1992-1998);
                              director of Siliconix since 1998.

Everett Arndt     49          Operations Administrative President,
                              North America of Vishay Intertechnology, Inc.
                              ("Vishay"), the indirect holder of 80.4% of the Company's outstanding Common Stock, since 1998;
                              Vice President, Controller North America of
                              Vishay (1995-1998); Vice President and
                              Controller of Vitramon, Incorporated (a
                              subsidiary of Vishay since 1995) (1987-1995);
                              director of Siliconix since 1998.

Lori Lipcaman     42          Operations Senior Vice President and
                              Controller of Vishay (since 1998); Vice
                              President and Controller of Vishay Europe GmbH
                              (1996-1998); Director of European Accounting of
                              Vishay (1991-1996); Director of Finance and
                              Accounting of Sprague France (a subsidiary of
                              Vishay since 1992) (1993-1996); director of Siliconix since 1998.

  Nominee         Age         Business Experience During Past Five Years
  -------         ---         ------------------------------------------

Michael Rosenberg 71          Independent consultant to Vishay (since 1992);
                              also served as President and CEO of Diodes, Inc., Westlake Village, California, a manufacturer of discrete semiconductors, from
                              October 1997 to March 2000.

Mark Segall       37          Investment banker with Investec Ernst & Company
                              (since 1999); partner with the law firm of Kramer Levin Naftalis & Frankel LLP, New York,
                              New York (1991-1999).

Glyndwr Smith     61          Assistant to the CEO and Senior Vice President,
                              Marketing Intelligence of Vishay (since 1991);
                              director of Siliconix since 1998.


Directors' Meetings and Committees


The Board of Directors met four times in person in 1999 and took action by unanimous written consent on two occasions in that year. Each director attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he was a member.


Audit Committee


The Audit Committee of the Board of Directors consists of Everett Arndt, Lori Lipcaman and Glyndwr Smith. The Committee met once in 1999. The principal functions of that committee were to select a firm of independent certified public accountants to perform an audit of the Company's financial statements; to review, in consultation with the independent accountants, the scope and results of and the compensation for such audit, together with any non-audit services performed by them; to review the Company's accounting policies and any changes thereof; and to consult with the independent accountants and Company management, separately as appropriate, with regard to the adequacy of the Company's internal accounting controls.


Report of Audit Committee


The Audit Committee reviewed and discussed the 1999 audited financial statements with management. The Committee also discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by auditing standards regulations. The Committee received the written disclosures from Ernst & Young LLP required by the applicable regulations and discussed with Ernst & Young LLP its independence. Based on the above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 1999 Annual Report on Form 10-K.

The Audit Committee has not yet adopted a written charter for the Committee.

The members of the Audit Committee are not "independent," as that term is defined by the National Association of Securities Dealers' listing standards.

Submitted by the Audit Committee:

Everett Arndt
Lori Lipcaman
Glyndwr Smith


Compensation Committee


The Compensation Committee of the Board of Directors consists of the entire current Board of Directors, i.e., Messrs. King Owyang, Everett Arndt and Glyndwr Smith and Ms. Lori Lipcaman. The Committee met twice in 1999. Its principal functions were to make recommendations as to remuneration arrangements, including bonuses, for officers and other employees. Dr. Owyang is the only employee member of this Committee, and he was excused from any discussion involving his own compensation or benefits. See also "Report of Compensation Committee" below.


Nominating Committee


The Board of Directors has no standing Nominating Committee.


The Board of Directors recommends a vote FOR all of the Nominees.


                               SECURITY OWNERSHIP


The following table shows the amount of Common Stock of the Company beneficially owned, as of May 18, 2000, by the only person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Such person has sole investment and voting power with respect to the shares shown.

                                    Amount
      Name and Address              Beneficially                  Percent
      of Beneficial Owner           Owned                         of Class
      -------------------           -----                         --------

      Vishay TEMIC Semiconductor    24,030,000                    80.4%
      Acquisition Holdings Corp.
        63 Lincoln Highway
        Malvern, PA  19355

The following table shows the number and percentage of shares of Common Stock beneficially owned, as of May 18, 2000, by (i) each current director and nominee for director, (ii) each executive officer named in the compensation table below under "Compensation of Officers and Directors" and (iii) all directors and executive officers as a group. Each person has sole investment and voting power with respect to the shares shown.

                                       Amount
      Name of Bene-                  Beneficially              Percent
      ficial Owner                      Owned                  of Class
      ------------                      -----                  --------

      Everett Arndt                       0                      0

      Lori Lipcaman                       0                      0

      King Owyang                       13,761                   *

      Michael Rosenberg                   0                      0

      Mark Segall                         0                      0

      Glyndwr Smith                       0                      0

      Mike Chang                          0                      0

      John Cox                            0                      0

      Jens Meyerhoff                      0                      0

      Hamza Yilmaz                       264                     *

      All directors, nominees and
        executive officers as a group
        (ten persons)                   14,025                   *
-------------------
*Less than 1%.

                     COMPENSATION OF OFFICERS AND DIRECTORS


The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 1999, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).


Summary Compensation Table

                                                                                           Long Term
                                                       Annual Compensation                 Compensation
                                                       -------------------                 ------------

    Name and                                                       Other Annual                            All Other
Principal Position             Year        Salary      Bonus       Compensation            LTIP Payouts    Compensation(1)
------------------             ----        ------      -----       ------------            ------------    ------------
King Owyang                    1999        $367,515    $179,465          (3)                    0           $47,428
 President and                 1998        $355,386    $221,892    $  167,087(4)            $123,300        $11,099
 CEO(2)                        1997        $332,316    $449,919    $  286,411(5)            $ 82,500        $23,474

Mike Chang                     1999        $248,664    $130,654    $   84,874(7)                0           $47,428
 Executive Vice                1998        $226,561    $124,695    $   81,151(8)            $ 71,060        $10,799
 President(6)

Jens Meyerhoff                 1999        $195,687    $128,706    $   24,628(10)               0           $47,428
 Senior Vice President         1998        $159,621    $ 79,175    $   25,419(10)            $ 8,287        $10,702
 Administration and Chief
 Financial Officer(9)

Hamza Yilmaz                   1999        $234,000    $119,897    $   64,549(12)               0           $47,428
 Senior Vice                   1998        $233,699    $125,166    $   64,139(13)            $66,818        $11,099
 President(11)

John Cox                       1999        $188,079        0       $    2,546                   0           $31,386
 Vice President,               1998        $283,688        0              (3)                   0           $ 4,913
 Worldwide Environ-            1997        $244,125        0              (3)                   0               0
 mental Health & Safety
 Affairs(14)

---------------------
(1)The Company does not have any stock option or stock purchase plans, although options to purchase Vishay stock were issued to certain executive officers under the Vishay Intertechnology 1998 Stock Option Program. See "Options Granted During Fiscal 1999" below. All Other Compensation includes Company contributions to the individuals' respective Tax Deferred Savings Plan and Profit Sharing Plan accounts, and payment by the Company of group term life insurance premiums on their behalf. In 1999 these amounts were--Owyang, Chang, Meyerhoff and Yilmaz:
TDSP, $4,800; PSP, $41,242; insurance, $1,386; Cox: PSP, $30,000; insurance,
$1,386.

(2)Dr. Owyang became President and Chief Executive Officer in March 1998. Prior to that he served as Executive Vice President.
(3)Other Annual Compensation includes amounts paid for car allowances and for reimbursement of medical expenses. In these cases, the amounts totaled less than the lesser of (i) 10% of each officer's salary plus bonus for the year or (ii) $50,000.
(4)This amount includes $150,000 of forgiven real estate loans.
(5)This amount includes $180,000 of forgiven real estate loans and $97,801 paid for reimbursement of income taxes attributable to certain employee benefits received in 1997.
(6)Dr. Chang became Executive Vice President in October 1998. Prior to that he served as Senior Director, Worldwide Fab Operations.
(7)This amount includes $65,754 of forgiven principal and interest on a real estate loan.
(8)This amount includes $50,000 of a forgiven real estate loan.
(9)Mr. Meyerhoff became Senior Vice President Administration and Chief Financial Officer in September 1998. Prior to that he served as Senior Director and Corporate Controller.
(10)This amount includes $15,000 of a forgiven loan.
(11)Dr. Yilmaz became Senior Vice President in October 1998. Prior to that he served as Vice President and head of the Power MOS Business Unit.
(12)This amount includes $49,101 of forgiven principal and interest on a real estate loan.
(13)This amount includes $40,000 of a forgiven real estate loan.
(14)Mr. Cox joined the Company in April 1997.


Options Granted During Fiscal 1999


     The following table summarizes the grants of options made to the Named Executive Officers by Vishay to purchase Vishay's Common Stock in the fiscal year ended December 31, 1999.


                                   Percent of                                 Potential Realizable
                                   Total Options                              Value after Ten Years
                                   Granted to                                 Assuming Annual
                        Number of  Siliconix                                    Appreciation of
                        Options    Employees in       Exercise   Expiration   Vishay Stock Price of
 Name                   Granted    Fiscal Year         Price      Date           5%           10%
 ----                   -------    -----------       ---------    -------     -----------------------
King Owyang             12,000      12.7%             $23.00      10/07/09    $173,575    $439,873
Mike Chang               6,000       6.3%             $23.00      10/07/09    $ 86,787    $219,936
Jens Meyerhoff           6,000       6.3%             $23.00      10/07/99    $ 86,787    $219,936
Hamza Yilmaz             6,000       6.3%             $23.00      10/07/09    $ 86,787    $219,936
John Cox                    0          --                 --            --          --          --


Option Exercises and Fiscal 1999 Year-End Values

    The following table shows, as to the Named Executive Officers, information concerning the number and value of the stock options held by those persons at December 31, 1999. No options were exercised during the fiscal year ended December 31, 1999.

                                                      Value of       Value of
                  Number of        Number of        Unexercised    Unexercised
                  Unexercised      Unexercised      Exercisable    Unexercisable
                  Exercisable      Unexercisable    In-the-Money   In-the-Money
       Name       Options          Options            Options        Options
       ----       -------          -------            -------        -------

King Owyang       2,500              24,500          $58,062       $393,813
Mike Chang        1,250              12,250          $29,031       $196,906
Jens Meyerhoff    1,250              12,250          $29,031       $196,906
Hamza Yilmaz      1,250              12,250          $29,031       $196,906
John Cox              0                   0               --             --



Directors' Compensation


During 1999, all members of the Board of Directors were employees of either the Company or Vishay. Accordingly, no directors' fees were paid.


Compensation Committee Interlocks and Insider Participation


The Compensation Committee of the Board of Directors consists of the entire current Board of Directors, i.e., Messrs. King Owyang, Everett Arndt and Glyndwr Smith and Ms. Lori Lipcaman. Dr. Owyang is the President and Chief Executive Officer of the Company. Messrs. Arndt and Smith and Ms. Lipcaman are non-employee directors. Dr. Owyang was excused from any discussion involving his own compensation or benefits.


                        REPORT OF COMPENSATION COMMITTEE


The responsibilities of the Compensation Committee are to:

o Establish salary levels for all executives of the Company
o Administer the Company's Key Professional Incentive Bonus Plan
o Administer the Company's Qualified Retirement Plan
o Establish general wage increase targets for each fiscal year
o Recommend and/or approve all special bonuses or awards

The Compensation Committee met concurrently with each meeting of the full Board in 1999.

Executive Compensation Generally


Executive compensation in 1999 was established and implemented by the Compensation Committee. In 1999, executives of the Company were compensated by base salary and annual cash incentives (under the Key Professional Incentive Bonus Plan and otherwise), as well as other benefits generally offered to executives by large corporations, such as car allowances and reimbursement of certain expenses. The amount paid to any participant in the Key Professional Incentive Bonus Plan was a measure of two annual performance components, (i) achievement of corporate objectives, which consisted of several components and were identical for all participants in the Plan, and (ii) achievement of personal goals, which were unique for each individual participant. If a target objective was not met, its influence on the awards to be made was eliminated and the bonus pool was correspondingly reduced.

The Compensation Committee evaluated both Company and individual executive performance against the Company's plan for the year and surveyed like industry practices at each facility location. Performance against plan was the easiest measure to use since the Company prepares a three-year plan each year. The general Company performance, as well as individual performance, was used to establish relative contribution for each executive.

The more difficult task in determining executive compensation was determining levels relative to like industry practices within the community. The Company contracted with a local compensation consulting firm in order to determine low, average and high compensation levels for each executive position. These relative numbers included such factors as company location, company size, individual responsibilities and other executive benefits. The consulting firm's report included salaries, bonuses and total compensation. This report was then used by the Compensation Committee to determine appropriate salary changes and bonuses for the current year. The report was used also to inform the full Board of Directors of relative compensation levels.

Cash compensation has historically been the primary tool that the Company has used to attract and hold outstanding executives. In 1999, Siliconix did not maintain stock option or purchase plans of any kind. In October 1998 and October 1999, however, certain executive officers were granted options to purchase Vishay stock under the Vishay Intertechnology 1998 Stock Option Program. See "Options Granted During Fiscal 1999" above. Since the Northern California community, in which most of the Company's senior personnel are located, is very accustomed to generous stock option plans, the Board of Directors as well as the Compensation Committee determined that the Company maintain salaries and bonuses at the upper end of community levels to permit Siliconix to retain its capable staff. The Company's policy has historically been to pay its senior executives at no less than the 75th percentile of compensation of comparable executives in the Silicon Valley. The Company also on occasion has provided its executives with other benefits such as (i) loans that may be forgiven in increments over a specified number of years, provided that the executive remains employed by the Company during that period and (ii) compensation for income taxes attributable to certain employee benefits. See "Certain Transactions."

1999 Compensation of the President and CEO


Dr. Owyang's base salary for 1999 was determined by the Compensation Committee largely in accordance with the principles described above. Although revenues and net income decreased in 1998 over 1997 because of market conditions largely beyond the Company's control, the Compensation Committee recognized Dr. Owyang's success in maintaining the core Siliconix management team after the Vishay acquisition in March 1998. Therefore, the Committee felt it was appropriate to compensate Dr. Owyang at the upper end of base salary levels for Presidents and CEOs generally, based upon the report of the Company's compensation consultants.

Dr. Owyang's bonus under the Key Professional Incentive Bonus Plan reflected achievement of 100% of his personal goals and 136.8% of the corporate objectives for 1999. The bonus under the Plan was determined in accordance with the formula mandated thereby.

Submitted by the
Compensation Committee:

King Owyang
Everett Arndt
Lori Lipcaman
Glyndwr Smith


                          STOCK PRICE PERFORMANCE GRAPH


The following graph shows a five-year comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company, the S&P 500(R) Index and the Philadelphia Semiconductor Index. The total stockholder return assumes $100 invested on December 31, 1994 in Siliconix Common Stock, the S&P 500 Index and the Philadelphia Semiconductor Index. Historic stock price performance is not necessarily indicative of future stock price performance, and any comparison or statement made in this analysis should not be considered a recommendation or comment relative to the purchase or sale of the Company's stock.


                           [graph to be inserted here]

                      1994    1995      1996    1997      1998    1999
                      ----    ----      ----    ----      ----    ----

Siliconix             $100    $299      $190    $347      $168    $1,063

S&P 500(R)
Index                 $100    $134      $161    $217      $268    $  320

Philadelphia
Semiconductor
Index ("SOX")         $100    $143      $172    $188      $250    $  503


                              CERTAIN TRANSACTIONS


At December 31, 1997, the Company owed $34.57 million to Daimler-Benz Capital, Inc., then an affiliated corporation. Subsequent to the acquisition of 80.4% of the Company's outstanding Common Stock by Vishay in March 1998, this indebtedness was assigned to Vishay. It bore interest at a floating rate equal to Vishay's cost of funds, approximately 6.25% per annum, and was paid in full in 1999.

Effective May 1998, the Company signed a Revolving Intercompany Promissory Note payable to Vishay establishing a $35,000,000 revolving credit facility. Under the Note, the Company may borrow up to $35,000,000 from time to time from Vishay for general corporate purposes. Amounts borrowed bore interest at a floating rate equal to Vishay's cost of funds, approximately 6.25% per annum. The maximum amount outstanding under this Note was $14,300,000, which amount was paid in full in 1999. There is currently no amount outstanding under the Note.

Effective May 1998, the Company borrowed $16,000,000 from Vishay. The purpose of this loan was to enable Siliconix Technology C.V., an affiliated limited partnership, to purchase 40% of the outstanding equity interest in Shanghai Simconix Co. Ltd. ("Simconix") from the Shanghai Institute of Metallurgy. Simconix is a joint venture between Siliconix and the Shanghai Institute of Metallurgy that performs assembly and test services for Siliconix in Shanghai, China. This indebtedness bore interest at a floating rate equal to Vishay's cost of funds, approximately 6.25% per annum. This indebtedness was paid in full in 1999.

Effective December 1999, Vishay signed a Revolving Intercompany Promissory Note payable to the Company establishing a $75,000,000 revolving credit facility. Under the Note, Vishay may borrow up to $75,000,000 from time to time from the Company for general corporate purposes. Amounts borrowed bear interest at a floating rate equal to Vishay's cost of funds, currently 7.5%. This is a higher rate than the Company could obtain from traditional short-term investments. The maximum amount outstanding under this Note was $37,000,000, which amount is currently outstanding.

In January 1998, the Company reimbursed Dr. King Owyang, President and Chief Executive Officer, in the amount of $97,801 for income taxes attributable to certain employee benefits received in 1997.

In 1997, the Company reimbursed Dr. Owyang in the amount of $50,364 for income taxes attributable to certain employee benefits received in 1996.

Dr. Mike Chang, Executive Vice President, is indebted to the Company in the amount of $200,000, which was loaned to Dr. Chang to assist him in the purchase of a home. The loan bears interest at the rate of 5.5% per annum and will be forgiven at the rate of $50,000 per year in the years 2000-2003, provided that Dr. Chang remains employed by the Company during that period. The maximum amount of this indebtedness since January 1, 1999 was $250,000, of which $50,000 was forgiven in 1999. Interest on this loan was also forgiven in 1999.

Dr. Hamza Yilmaz, Senior Vice President, is indebted to the Company in the amount of $120,000, which was loaned to Dr. Yilmaz for personal expenses. The loan bears interest at the rate of 5.5% per annum and will be forgiven at the rate of $40,000 per year in the years 2000-2002, provided that Dr. Yilmaz remains employed by the Company during that period. The maximum amount of this indebtedness since January 1, 1999 was $160,000, of which $40,000 was forgiven in 1999. Interest on this loan was also forgiven in 1999.


                    PROPOSAL 2--RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors proposes the ratification by the stockholders at the Annual Meeting of the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent public accountant for the fiscal year ending December 31, 2000. Ernst & Young also served as the Company's independent public accountant for the fiscal years ended December 31, 1999 and 1998. KPMG Peat Marwick LLP ("KPMG") was the Company's independent public accountant for the fiscal year ended December 31, 1997 and had served as such since the fiscal year ended December 31, 1991.

Vishay is required to consolidate the Company's financial statements with its own and Vishay's public accounting firm is Ernst & Young. Therefore, effective July 31, 1998, the Board of Directors selected Ernst & Young to replace KPMG as the Company's independent public accountant. One or more representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

KPMG's audit reports on the Company's financial statements for the fiscal year ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 1997 and the subsequent interim period preceding this change, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject of such disagreement in connection with their reports.

The Board of Directors recommends that the stockholders vote for the ratification of the selection of Ernst & Young as independent public accountant for the Company for the year ending December 31, 2000.

Stockholder ratification of the selection of Ernst & Young as the Company's independent public accountant is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 2.


                              STOCKHOLDER PROPOSALS


Stockholder proposals must be received by the Company at its principal offices not later than December 26, 2000 in order for them to be considered for inclusion in the Company's Proxy Statement with respect to the 2001 Annual Meeting. No such proposals were received with respect to the 2000 Annual Meeting.


       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934


Directors and executive officers are required to comply with section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), which requires generally that such persons file reports on Form 4 with the Securities and Exchange Commission on or before the tenth day of the month following any month in which they engage in any transaction in the Company's Common Stock. King Owyang filed two Form 4s late with respect to transactions that occurred in the fiscal year ended December 31, 1999. The late Form 4s reflected a total of four transactions in the Company's Common Stock.

                            ANNUAL REPORT (FORM 10-K)


Upon receipt of a written request from any stockholder, the Company will provide such stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements and the schedule thereto. Stockholders desiring a copy of Form 10-K should send their written request to the Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054. If a stockholder making such a request is not a record owner of the Company's Common Stock, the request of such stockholder must contain a good faith representation that, as of May 18, 2000, such stockholder was a beneficial owner of Common Stock.


                                  MISCELLANEOUS


The only business which the Board of Directors intends to present to the meeting is the election of a Board of Directors for the ensuing year and the ratification of the Company's accountants for the current year. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter which may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, management will vote the enclosed proxy in such manner as the named proxies determine in accordance with their best judgment.


BY ORDER OF THE BOARD OF DIRECTORS


DAVID M. ACHTERKIRCHEN
Secretary

May 23, 2000

                         SILICONIX INCORPORATED
                     ANNUAL MEETING OF STOCKHOLDERS
                              JUNE 15, 2000
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints and constitutes Everett Arndt and King Owyang, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Siliconix incorporated held by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 15, 2000, at 4:00 p.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated May 23, 2000, accompanying the notice of said meeting:


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example  [X]


1.    ELECTION OF DIRECTORS.

                      WITHHOLD
     FOR              AUTHORITY to vote         FOR
all nominees          for all nominees          all nominees except: __________


    [   ]                 [   ]                      [   ]


      E. Arndt, L. Lipcaman, K. Owyang, M. Rosenberg, M. Segall, G. Smith


2.     RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP.

     FOR                       AGAINST                ABSTAIN

     [  ]                       [  ]                   [  ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 23, 2000 and the Annual Report for the year 1999.

I plan to attend the meeting             [   ]


I do not plan to attend the meeting      [   ]


Signature(s) ___________________________      Dated    _________________, 2000

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.